                                                                     Exhibit n.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form N-2 of
Technology Investment Capital Corp. of our report dated March 16, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in such Form. We also consent to the references to us under the headings
"Independent Registered Public Accounting Firm" and "Report of Independent
Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
November 8, 2005